UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2006

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 2, 2006, Allscripts Healthcare Solutions, Inc. (“Allscripts”) completed the merger of a newly formed wholly-owned subsidiary of Allscripts (“Sub”) and A4 Health Systems, Inc. (“A4”), with A4 surviving the merger (the “Merger”) as a wholly-owned subsidiary of Allscripts. At the closing of the Merger, Allscripts acquired all of the outstanding equity interests of A4 for aggregate merger consideration of $215 million in cash and 3,500,000 shares of Allscripts common stock (the “Allscripts Shares”), pursuant to the terms of the previously disclosed Agreement of Merger, dated as of January 18, 2006 (the “Merger Agreement”), by and among Allscripts, Sub, A4 and John P. McConnell, as representative of the holders of record of shares of capital stock of A4. An additional payment of approximately $11.4 million was made by Allscripts in respect of A4’s estimated level of working capital. As discussed in Item 5.02 below, John P. McConnell, Chief Executive Officer and a significant shareholder of A4 prior to the Merger, has been appointed as a director of Allscripts.

The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Merger Agreement, which is incorporated by reference herein to Exhibit 2.1 to Allscripts’ Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2006. The summary disclosure above and the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K are being furnished to provide information regarding certain of the terms of the Merger Agreement. No representation, warranty, covenant or agreement described in the summary disclosure or contained in the Merger Agreement is, or should be construed as, a representation or warranty by Allscripts to any investor or covenant or agreement of Allscripts with any investor. The representations, warranties, covenants and agreements contained in the Merger Agreement are solely for the benefit of Allscripts and A4, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

Item 3.02.	Unregistered Sales of Equity Securities.

The first paragraph of Item 2.01 is hereby incorporated by reference into this Item.

As previously disclosed, at a hearing held on February 7, 2006 to consider the fairness of the Merger, the Deputy Securities Administrator of the Office of the North Carolina Secretary of State determined that the terms and conditions of the Merger are fair to the holders of capital stock of A4 and issued an order of approval under the North Carolina securities laws. Such order of approval allows the Allscripts Shares to be issued in connection with the Merger to be exempt from the registration requirements under the federal securities laws, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), subject to the requirements of Rule 145 under the Securities Act with respect to the resale of the Allscripts Shares by affiliates of A4.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 7, 2006, the Board of Directors of Allscripts (the “Board”) increased the size of the Board from seven to eight directors and appointed John P. McConnell, Chief Executive Officer of A4 prior to the Merger, as a director of Allscripts. The Board expects to appoint Mr. McConnell to one or more committees of the Board at a later date. Item 2.01 describes the merger consideration paid by Allscripts for the equity interests of A4, which is incorporated by reference herein. As shareholders of A4, Mr. McConnell, certain members of his family and related entities received approximately 32% of the merger consideration. In connection with the Merger, Mr. McConnell and a related entity entered into a four-year noncompetition and nonsolicitation agreement with Allscripts, agreed not to dispose of any Allscripts Shares for one year (subject to certain exceptions) and agreed to provide Allscripts with indemnification for certain limited matters. Mr. McConnell serves on the board of directors of Med3000 and has an ownership interest of approximately 11% in Med3000. Allscripts has a license and distribution agreement with Med3000 pursuant to which Med3000 purchases licenses for Allscripts’ electronic health record solutions for resale to certain of its customers. As of the date hereof, Med3000 has contracted for approximately $1 million of hardware, software and related services.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The interim condensed consolidated financial statements of A4 as of September 30, 2005 and for the nine-month periods ended September 30, 2005 and 2004 and the audited consolidated financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 are filed as Exhibit 99.2.

(b)	Pro forma financial information

The pro forma financial information as of September 30, 2005 and for the nine months ended September 30, 2005 and for the year ended December 31, 2004 with respect to the Merger is filed as Exhibit 99.3.

(d)	Exhibits.

The following exhibits are filed with this Report:

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP

Exhibit 23.2	Consent of Deloitte & Touche LLP

Exhibit 99.1	Agreement of Merger, dated as of January 18, 2006, by and among Allscripts Healthcare Solutions, Inc., Quattro Merger Sub Corp., A4 Health Systems, Inc. and John P. McConnell, in his capacity as Shareholder Representative (Incorporated by reference to Exhibit 2.1 of Allscripts Healthcare Solutions, Inc.’s Current Report on Form 8-K filed on January 23, 2006).*

Exhibit 99.2	A4’s historical unaudited consolidated financial statements as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 and audited consolidated financial statements as of December 31, 2004 and 2003 and for the three years ended December 31, 2004.

Exhibit 99.3	Unaudited pro forma condensed combined financial statements.

*	All schedules and exhibits to this Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: March 8, 2006	By:	/s/ Lee A. Shapiro
Lee A. Shapiro President